EXHIBIT 23.1



                               Wm. Andrew Campbell
                              Chartered Accountant
                              56 Temperance Street
                                   Sixth Floor
                            Toronto, Ontario M5H 3V5
                                  416.363.6273
                               416.363.9982 (fax)




To Whom It May Concern:


The firm of Wm. Andrew Campbell, Chartered Accountant, hereby consents to the inclusion of his report of March 27, 2004, accompanying the audited financial statements of Discovery Investments, Inc., as at December 31, 2003, in the Form 10KSB.


Very truly yours,


/s/ WM. ANDREW CAMPBELL
_______________________
Wm. Andrew Campbell